Exhibit 10.12

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is made as of the 1st day of June, 2018 (the “Effective Date”) by and between Kubient, Inc. (“Kubient”), a Delaware corporation having its executive offices located at 111 West 28th Street, New York, NY 10001 and Sphere Digital, a Delaware corporation (“Sphere”) having its executive offices located at 100 Wilshire Blvd., Suite 825, Santa Monica, CA 90401.

WITNESSETH

WHEREAS, Kubient has developed a proprietary electronic platform (the “Platform”) that is used for the delivery of programmatic advertising, including all improvements thereon which are not specifically customized and paid for by Sphere pursuant to work performed by Kubient under a Master Services Agreement (the “Kubient Ad Engine”);

WHEREAS, Sphere wishes to license the Platform to develop a programmatic advertising platform that is branded in its own name (the “Sphere Ad Platform”);

WHEREAS, Sphere desires to license the Kubient Ad Engine for use as the foundation of the Sphere Ad Platform and to retain Kubient to customize a separate version of the Kubient Ad Engine for use in the Sphere Ad Platform; and

WHEREAS, contemporaneously with the execution of this Agreement, Kubient and Sphere shall execute a Master Services Agreement governing the customization of the Kubient Ad Engine required by Sphere.

NOW, THEREFORE, in consideration of the mutual promises, covenants, undertakings and agreements set forth in this Agreement, the parties mutually agree as follows:

1.	Development of Sphere Ad Platform; Training; and Support.

Contemporaneously with the execution of this Agreement, Kubient and Sphere shall enter into a Master Services Agreement (the “MSA”) which shall govern the customization of the Kubient Ad Engine and the maintenance fees associated with maintaining the Kubient Ad Engine.

2.	Grant of License.

2.1.         In General. Kubient hereby grants to Sphere a limited, non-exclusive, non- transferable, license to use the Kubient Ad Engine during the Term, solely for Sphere to design, build, sell and manage a Sphere Ad Platform to be hosted at Amazon Web Services (“AWS”) and managed by Kubient (the “License”).

2.2.         White Label Branding. The Sphere Ad Platform shall be branded under a name and shall be accessible to the public under a URL designated by Sphere. The name, trademark, trade name, trade dress, designs and logo(s) of Kubient (the “Marks”) shall not appear on the Sphere Ad Platform or in the URL unless mutually agreed by the parties in a separate writing. No license, express or implied, is granted to Sphere for any of the Marks under this Agreement.

2.3.       Restrictions. All rights not granted to Sphere under this Agreement are expressly reserved by Kubient. Without limiting the generality of the foregoing, Kubient owns and retains all right, title and interest in and to the Marks and Kubient Ad Engine and the underlying source code, which is confidential and proprietary to Kubient and protected under applicable intellectual property and trade secrets laws including, without limitation, the U.S. Copyright Act and state and federal trade secret laws. Sphere shall not (i) decompile or reverse engineer the Kubient Ad Engine or otherwise attempt to obtain the source code for the Kubient Ad Engine; (ii) sublicense or allow any other person to use the Sphere Ad Platform for any purpose other than as an application serving electronic video internet advertising; (iii) use the Marks of Kubient without Kubient’s prior written consent; (iv) use the Kubient Ad Engine for any purpose other than the operation of the Sphere Ad Platform as a single application serving electronic video internet advertising; (v) use the Kubient Ad Engine in a manner that interferes with the use of Kubient Ad Engine by Kubient; (vi) commence development of an electronic Kubient Ad Engine for the purpose of offering such electronic Kubient Ad Engine in competition with the Kubient Ad Engine; except with respect to developing a Sphere Ad Platform that serves video advertising which does not replicate the functionality of the Kubient Ad Engine or (vii) make any claim of ownership or license to the Marks, the Kubient Ad Engine or any enhancements or improvements to the Kubient Ad Engine in any way, it being understood that this Agreement shall solely govern Sphere’s interest in the Marks and the Kubient Ad Engine. Sphere acknowledges that it does not presently have the special skills, techniques or business policies developed by Kubient, nor does Sphere have access to Kubient’s body of knowledge. A violation by Sphere of this provision shall be deemed to be a material breach of this Agreement and, in such event, Kubient shall have the right, in addition to pursuing all other remedies available at law or in equity, to refuse or terminate Sphere’s access to the Kubient Ad Engine, AWS and all services provided hereunder. Sphere has no right to any source code to the Kubient Ad Engine or any enhancement or improvement thereto. The restrictions contained in this Section 2.3 shall expressly survive the termination or expiration of this Agreement.

3.	Fees; Investment in Kubient.

3.1       Ad Engine License Fee. As consideration for the License, the Services, customization, support and consultation contemplated hereunder and in the MSA, Sphere shall pay a monthly licensing fee of $200,000 (the “License Fee”) payable until the earlier of (i) the end of the term as defined herein, or (ii) the proper termination of this Agreement by either party. Sphere may prepay the License Fee in any increments or amounts in its sole discretion.

3.2       Customizing the Kubient Ad Engine. The parties agree that the customization of the Kubient Ad Engine by Kubient as set forth in the MSA executed contemporaneously herewith, which shall average $400 per man hour, has been accounted for and incorporated as part of the License Fee.

3.3       Expenses. Except as provided herein or the MSA, each party shall bear its expenses arising from the performance of its obligations under and relating to this Agreement, including (without limitation) expenses for facilities, employee salaries, work spaces, utilities, clerical and reproduction services and supplies. Notwithstanding the foregoing, Sphere shall reimburse Kubient for its actual out-of-pocket expenses which are reasonable and necessary under this Agreement; provided, however, that Kubient shall obtain prior written approval from Sphere for any such expenditures.

4.     Services. Kubient shall provide the following services in connection with the creation and operation of the Sphere Ad Platform (the “Services”), the terms of which shall be set forth and exclusively governed by the MSA:

4.1.    Customization. Kubient shall customize the Kubient Ad Engine in connection with the name, logos, and branding of the Sphere Platform, with the “look and feel” desired by Sphere. However, such customization shall not include the addition of functionality or the incorporation of new software unless mutually agreed by Kubient and Sphere in the MSA.

4.2.    Hosting Services. Kubient shall provide the exclusive hosting for the Sphere Ad Platform and the Kubient Platform through AWS or another comparable hosting service. Kubient shall provide Sphere with the technical specifications of its third party hosting services and shall notify Sphere of any change in the hosting provider or such technical specifications. Sphere shall be exclusively responsible for payment of all fees associated with the operation of the Kubient Ad Engine and Sphere Platform on AWS, including the fees of AWS, communication, and hardware. Sphere shall make payments directly to such vendors.

4.3.    Technical Support. Kubient shall provide ongoing support and maintenance services to ensure that the Kubient Ad Engine performs as intended.

4.4.    Other Services. Kubient shall perform such additional services as the parties shall mutually agree in the MSA and otherwise in writing from time to time.

4.5.    Technical Specifications. Kubient shall provide Sphere with technical specifications for the Kubient Ad Engine and Kubient’s own technology infrastructure (to the extent relevant to the operation of the Riverbank Platform), including but not limited to security specifications. Under no circumstances shall Kubient be required to provide Sphere with source code or technical information Kubient deems proprietary or confidential regarding the Kubient Ad Engine.

4.6.    Right to Supervise. Kubient has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by Kubient hereunder unless otherwise provided herein.

5.	Functionality of Kubient Ad Engine.

5.1.     Initial Functionality. Kubient has demonstrated the Kubient Ad Engine to Sphere and shall deliver to Sphere an electronic version of such demonstration and/or a list of sample screen shots (the “Demonstration Version”). At the time of delivery to Sphere, the Kubient Ad Engine will have substantially the same “look and feel,” features, and functionality of the Demonstration Version and no fewer features and no less functionality than the versions of the comparable product delivered to other customers of Kubient, except for features and functionality separately specified and purchased by other customers.

5.2.     Future Functionality. Following delivery of the Kubient Ad Engine to Sphere, Kubient shall incorporate into the Kubient Ad Engine such additional features and functionality as Kubient makes available to its customers generally without charge. Kubient shall give Sphere reasonable advance written notice of such additional features and functionality if they are material to the operation of the Sphere Ad Platform.

6.	Ownership of Intellectual Property and Confidentiality.

6.1.     Title to the Kubient Ad Engine. Kubient represents that it is owner of all right, title and interest in and to the Kubient Ad Engine, and has the right to grant the License to Sphere. Sphere acknowledges and agrees that the Kubient Ad Engine contains and will contain valuable trade secrets and/or proprietary and confidential information of Kubient, and any right, title and interest to the Kubient Ad Engine shall remain with Kubient, including any patents, copyrights, trademarks, trade secrets, methods of processing, design and structure of individual programs and their interaction and programming techniques employed therein. Nothing in this Agreement shall be construed to vest in Sphere any proprietary interest in the Kubient Ad Engine.

6.2.     Title to the Sphere Ad Platform. Kubient hereby acknowledges that Sphere shall be the sole owner of all right, title and interest in and to any custom software developed for Sphere pursuant to the MSA (the “Sphere Additions”) including, without limitation, patents, copyrights, trademarks and trade secrets; provided that, nothing contained in this sentence shall convey to Sphere any rights in the existing Kubient Ad Engine, excluding open source software included in the Sphere Additions or any of the software or algorithms that Kubient has developed or will develop for the Kubient Ad Engine which is or are included into the Sphere Ad Platform (“Kubient Embodiments”). The MSA shall provide that Kubient shall obtain licenses for all open source software used in the Sphere Ad Platform and grant Sphere a perpetual, unlimited, transferable, royalty free license to all Kubient Embodiments. Kubient agrees that, subject to the underlying intellectual property rights of Kubient, the Sphere Additions will contain valuable trade secrets and/or proprietary and confidential information of Sphere, and, except as provided in this Agreement, any right, title and interest to the Sphere Additions shall vest in Sphere, including any patents, copyrights, trademarks, trade secrets, methods of processing, design and structure of individual programs and their interaction and programming techniques employed therein. Kubient agrees to give Sphere reasonable assistance, at Sphere's sole cost and expense, required to perfect and protect the rights defined in this Section. Kubient agrees that it will execute and deliver all such further papers as may be necessary, including original applications and applications for renewal, extension or reissue of patents or copyrights in any and all countries, to vest title to the Sphere Additions in Sphere, its successors, assigns or nominees.

6.3.     Confidentiality.

6.3.1.     Included Information. Kubient and Sphere each acknowledge that in the course of performing their responsibilities under this Agreement, they each may be exposed to or acquire information that is proprietary to or confidential to the other. Kubient and Sphere agree to hold such information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any purposes whatsoever, without the express written permission of the other party, other than for the performance of their respective obligations hereunder, and to advise each of their employees, agents and representatives of their obligations to keep such information confidential. All such confidential and proprietary information includes, but is not limited to data, source code, object code, finances, business and marketing plans, computer software, names of employees and owners, the names and other personally identifiable information of users of the Riverbank Ad Platform and the Kubient Ad Engine, security codes and all documentation provided by either party and are hereinafter collectively referred to as "Confidential Information."

6.3.2.     Non-Confidential Information. Notwithstanding the obligations set forth above, the confidentiality obligations of Kubient and Sphere shall not extend to information that:

(i)     is, as of the time of its disclosure, or thereafter, becomes part of the public domain through a source other than the receiving party;

(ii)    was known to the receiving party as of the time of its disclosure;

(iii)    is independently developed by the receiving party;

(iv)    is subsequently learned from a third party whose disclosure of the information does not constitute a direct or indirect breach by that third party of any confidentiality obligation to the providing party or to Kubient or Sphere; or

(v)     is required to be disclosed pursuant to court order or government authority, whereupon the receiving party shall provide notice to the other party prior to such disclosure so as to allow sufficient time to oppose such order or authority's request.

6.3.3.     Confidentiality Obligations. During the Term and at all times thereafter, neither party shall disclose Confidential Information of the other party or use such Confidential Information for any purpose other than in furtherance of this Agreement or the MSA. Without limiting the preceding sentence, each party shall use at least the same degree of care in safeguarding the other party’s Confidential Information as it uses to safeguard its own Confidential Information.

6.4.  Non-Solicitation. Sphere and Kubient agree that neither they nor their subsidiaries or other affiliated companies shall directly or indirectly solicit for employment, employ or otherwise retain staff of the other party who they have met as a result of the performance of work under this Agreement during the term of this Agreement, nor for a period of two (2) years after termination of this Agreement unless written consent is given by appropriate parties to this Agreement.

6.5.  Injunctive Relief. The parties acknowledge that a breach of this Section 6 will cause the damaged party great and irreparable injury and damage, which cannot be reasonably or adequately compensated by money damages. Accordingly, each party acknowledges that the remedies of injunction and specific performance shall be available in the event of such a breach, in addition to money damages or other legal or equitable remedies.

7.	Kubient Warranties.

7.1.     General. Kubient represents and warrants to Sphere as follows:

7.1.1.     Organization. Kubient is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

7.1.2.     Authorization. This Agreement constitutes a valid and legally binding agreement enforceable against Kubient in accordance with the terms hereof.

7.1.3.     No Violation. Execution and delivery of this Agreement and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under, any of the terms and provisions of any agreement to which it is expressly a party, indenture or instrument to which it is bound.

7.1.4.     No Infringement. There are no claims, disputes, actions, suits or proceedings, including, without limitation, suits for patent infringement, pending or, to the knowledge of Kubient, threatened against or affecting the Kubient Ad Engine, or the use thereof by Sphere. Neither the Kubient Ad Engine, nor the use thereof by Sphere as delivered to Sphere (and excluding any claims based on use in combination with any other products), does or will infringe or conflict with any United States patents, United States patent applications, know-how, processes, trade secrets, techniques, procedures or other United States proprietary property rights or intellectual property, of or held by, any person, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Kubient (or, insofar as Kubient is aware, any entity from which Kubient has obtained such rights). Kubient shall promptly notify Sphere of the foregoing. The foregoing warranty shall not apply to infringement caused by (i) Sphere’s modification or use of the Kubient Ad Engine other than as contemplated by the Agreement; (ii) Sphere’s failure to use corrections or enhancements made available by Kubient to the extent that such corrections or enhancements would make the Kubient Ad Engine non-infringing; or (iii) information, specification or materials provided by Sphere or a third party acting for Sphere.

7.2.      Limited Performance Warranty. Kubient warrants that the Kubient Ad Engine will perform substantially as demonstrated in the Demonstration Version and will be free of material errors or defects, and that all Services will be performed in a good and workmanlike manner. In the event Sphere believes that Kubient is in violation of this limited performance warranty, Sphere shall notify Kubient in writing and Kubient shall use reasonable commercial efforts to correct any error or defect.

7.3.      Compliance with Laws. Kubient shall use commercially reasonable efforts to conduct its business and maintain the Kubient Ad Engine in compliance with all applicable laws, rules and regulations. The Platform, Kubient Ad Engine, Marks, Services, Demonstration Version, and Kubient Embodiments do not and will not infringe any patent, trademark, trade secret, copyright or other intellectual or proprietary right of any third party or constitute, assist or encourage a criminal offense, or otherwise create liability or violate any local, state, national, or international law, rule, regulation or FTC guideline.

7.4.      Disclaimer of Warranties; Limitation of Liability. EXCEPT AS PROVIDED HEREIN, THE KUBIENT AD ENGINE, INCLUDING ANY ACCOMPANYING MANUALS AND OTHER MATERIALS, AND THE SERVICES, ARE PROVIDED BY KUBIENT “AS IS,” WITHOUT WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR ANY WARRANTY THAT THE KUBIENT AD ENGINE WILL BE ERROR-FREE OR OPERATE WITHOUT INTERRUPTION, OR THAT THE KUBIENT AD ENGINE WILL MEET

SPHERE’S REQUIREMENTS, AND ANY WARRANTIES IMPLIED BY LAW, BY THE COURSE OF DEALING BETWEEN THE PARTIES, OR OTHERWISE, ARE HEREBY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOSS OF USE, LOST BUSINESS, LOSS OF OR CORRUPTION TO DATA, OR LOST PROFITS (EVEN IF A PARTY WAS ADVISED OF THE POSSIBLITY OF ANY OF THE FOREGOING), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

THE TERMS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT FOR WHATEVER REASON, WHETHER BY KUBIENT OR BY SPHERE.

8.       Sphere Warranties.

8.1.     Sphere represents and warrants to Kubient as follows:

8.1.1.     Organization. Sphere is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

8.1.2.     Authorization. This Agreement constitutes a valid and legally binding agreement enforceable against Sphere in accordance with the terms hereof.

8.1.3.     No Violation. Execution and delivery of this Agreement and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under, any of the terms and provisions of any agreement to which it is expressly a party, indenture or instrument to which it is bound.

8.1.4.     No Infringement. There are no claims, disputes, actions, suits or proceedings, including, without limitation, suits for patent infringement, pending or, to the knowledge of Sphere, threatened against or affecting the Sphere Ad Platform. The components of the Sphere Ad Platform that are provided by Sphere shall not infringe or conflict with any United States patents, United States patent applications, know-how, processes, trade secrets, techniques, procedures or other United States proprietary property rights or intellectual property, of or held by, any person, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Sphere (or, insofar as Sphere is aware, any entity from which Sphere has obtained such rights). Sphere shall promptly notify Kubient of the foregoing.

8.1.5.     Disclaimer of Warranties; Limitation of Liability.

TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, SPHERE MAKES NO WARRANTIES, AND SPECIFICALLY DISCLAIMS ALL WARRANTIES (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT), GUARANTEES, REPRESENTATIONS, PROMISES, STATEMENTS, ESTIMATES, CONDITIONS, OR OTHER INDUCEMENTS, EXPRESS, IMPLIED, ORAL, WRITTEN, OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOSS OF USE, LOST BUSINESS, LOSS OF OR CORRUPTION TO DATA, OR LOST PROFITS (EVEN IF A PARTY WAS ADVISED OF THE POSSIBLITY OF ANY OF THE FOREGOING), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

THE TERMS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT FOR WHATEVER REASON, WHETHER BY KUBIENT OR BY SPHERE

8.2.       Compliance with Laws. Sphere shall use commercially reasonable efforts to conduct its business and maintain the Sphere Ad Platform in compliance with all applicable laws, rules and regulations.

9.   Responsibility for Operation of Kubient Ad Engine and Sphere Ad Platform. The parties agree that except with respect to the support services set forth in the MSA in connection with maintenance of the Sphere Ad Platform on AWS, Sphere, and not Kubient, is solely responsible for the operation of the Sphere Ad Platform. The role of Kubient is only to provide the Kubient Ad Engine and the Services. Kubient does not act as a fiduciary, business or legal advisor, or co-venturer. Sphere is solely responsible for ensuring that the Sphere’s business and the Sphere Ad Platform’s is operated in accordance with applicable laws, for monitoring the content displayed on the Sphere Ad Platform, and for establishing the terms of its relationships with users of the Sphere Ad Platform. Kubient is not responsible for any information or content displayed on or transmitted through the Sphere Ad Platform.

10.	Term.

10.1.       In General. The initial term of this Agreement shall be for six (6) months, commencing on the Effective Date, followed by successive renewal periods of six (6) months, each (together, the “Term”), unless sooner terminated pursuant to this Section 10 or other provisions of this Agreement providing for termination.

10.2.       Termination for Cause. This Agreement may be terminated at any time if either party breaches a term of this Agreement or fails to perform any of their respective obligations hereunder and such failure continues for thirty (30) days following written notice from the non- breaching party. For these purposes (i) any obligation of Sphere to pay any amount to Kubient shall be treated as a material obligation, or (ii) if Sphere fails to make a required payment by the due date on more than two (2) occasions during any period of six (6) months, Kubient may (but shall not be required to) terminate this Agreement upon giving written notice of such failure or any additional failure.

10.3.       Termination by Sphere Without Cause. Sphere may terminate this Agreement at any time, for any reason, by giving two (2) days written notice to Kubient. Such notice may be provided via email.

10.4.       Termination by Kubient Without Cause. Kubient may not terminate this Agreement except for a termination by Cause under Section 10.2.

10.5.       Effect of Termination. Upon any termination of this Agreement, the License shall terminate and Sphere shall have no further rights in or to the Kubient Ad Engine. Provided that Sphere has paid all amounts due, Kubient shall provide Sphere, in a standard database format, with all of the data and information on or relating to the Sphere Ad Engine at no additional charge.

11.     Indemnification.

11.1.       Obligation to Indemnify. Sphere will indemnify and hold harmless Kubient, its officers, directors, agents and employees, from and against all losses, costs, and expenses actually incurred, including reasonable attorneys’ fees, from any third party claim arising from Sphere’s breach of the Agreement, including but not limited to any representation or warranty contained herein, except for claims arising from the wrongful acts or omissions of Kubient. Kubient will indemnify and hold harmless Sphere, its officers, directors, agents and employees, from and against all losses, costs, and expenses actually incurred, including reasonable attorneys’ fees, from any third party claim arising from Kubient’s breach of the Agreement, including but not limited to any representation or warranty contained herein, except for claims arising from the wrongful acts or omissions of Sphere.

11.2.       Notice and Defense of Claims. The party seeking indemnification (the “Indemnified Party”) will promptly notify the other party (the “Indemnifying Party”), in writing, of any claim for which it believes it is entitled to indemnification under the preceding paragraph. The Indemnifying Party may, but shall not be required to, assume control of the defense and settlement of such claim provided that (i) such defense and settlement shall be at the sole cost and expense of Indemnifying Party; (ii) Indemnifying Party shall be permitted to control the defense of the claim only if Indemnifying Party is financially capable of such defense and engages the services of a qualified attorney, each in the reasonable judgment of the Indemnified Party; (iii) Indemnifying Party shall not thereafter withdraw from control of such defense and settlement without giving reasonable advance notice to Indemnified Party; (iv) Indemnified Party shall be entitled to participate in, but not control, such defense and settlement at its own cost and expense; (v) before entering into any settlement of the claim, Indemnifying Party shall be required to obtain the prior written approval of Indemnified Party, which shall not be unreasonably withheld, if pursuant to or as a result of such settlement, injunctive or other equitable relief would be imposed against Indemnified Party; and (vi) Indemnifying Party will not enter into any settlement of any such claim without the prior written consent of Indemnified Party unless Indemnifying Party agrees to be liable for any amounts to be paid to the third party pursuant to such settlement and is financially able to do so.

12.	Miscellaneous.

12.1.       Independent Contractors. It is expressly agreed that Kubient and Sphere are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other except to the extent and for the purposes provided for herein.

12.2.       Amendments; Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be binding unless in writing and signed by the party against whom the operation of such amendment, modification, or waiver is sought to be enforced. No delay in the exercise of any right shall be deemed a waiver thereof, nor shall the waiver of a right or remedy in a particular instance constitute a waiver of such right or remedy generally.

12.3.       Notices. Unless otherwise provided herein, any notice required to be given by either party to the other shall be deemed given upon receipt if in writing and actually delivered by overnight courier postage paid, addressed to the notified party at the address set forth above. Either party may change the address to which notice is sent by written notice to the other party.

12.4.       Governing Law. This Agreement shall be governed by the internal laws of New York without giving effect to the principles of conflicts of laws. Each party hereby consents to the personal jurisdiction of the Southern District of New York or State courts located in New York County and agrees that, subject to Section 12.5, all disputes arising from this Agreement shall be prosecuted in such courts.

12.5.       Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement.

12.6.       Assignment. Neither Kubient nor Sphere may assign its rights or obligations under this Agreement without the prior written consent of the other. Notwithstanding the preceding sentence, a party may assign its interest in this Agreement to a person acquiring (by sale, merger, reorganization, or otherwise) substantially all of the transferor’s assets or business, provided that (i) the transferee agrees to assume and perform all obligations of the transferor for periods following the transfer, (ii) the transferor remains liable for all obligations prior to the transfer, and (iii) in the case of a transfer by Sphere the transferee shall not be engaged in the business of developing, marketing, or supporting an electronic Kubient Ad Engine in competition with the Kubient Ad Engine. Sphere may assign this Agreement without consent to a subsidiary or affiliated company now existing or hereafter organized. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors.

12.7.       Intentionally deleted.

12.8.       Language Construction. The language of this Agreement shall be construed in accordance with its fair meaning and not for or against any party. The parties acknowledge that each party and its counsel have reviewed and had the opportunity to participate in the drafting of this Agreement and, accordingly, that the rule of construction that would resolve ambiguities in favor of non-drafting parties shall not apply to the interpretation of this Agreement.

12.9.       Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

12.10.       Force Majeure. Neither party shall be entitled to recover damages by virtue of any delay or default in performance by the other party if such delay or default is caused by Acts of God, government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected; provided that the party experiencing the difficulty shall give the other prompt written notice following the occurrence of the cause relied upon, explaining the cause and its effect in reasonable detail. Dates by which performance obligations are scheduled to be met will be extended for a period of time equal to the time lost due to any delay so caused.

12.11.       Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be a fully-executed original.

12.12.       Signature by Facsimile or Email. An original signature transmitted by facsimile or email shall be deemed to be original for purposes of this Agreement.

12.13.       No Third Party Beneficiaries. This Agreement is made for the sole benefit of the parties. No other persons shall have any rights or remedies by reason of this Agreement against any of the parties or shall be considered to be third party beneficiaries of this Agreement in any way.

12.14.       Titles and Captions. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not deemed a part of the context hereof.

12.15.       Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

12.16.       Days. Any period of days mandated under this Agreement shall be determined by reference to calendar days, not business days, except that any payments, notices, or other performance falling due on a Saturday, Sunday, or federal government holiday shall be considered timely if paid, given, or performed on the next succeeding business day.

12.17.       Approvals and Consents. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

12.18.       Entire Agreement. This Agreement constitutes the entire agreement between Kubient and Sphere and supersedes all prior agreements and understandings.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KUBIENT, INC.

By	/s/ Paul Roberts
Name: Mr. Paul Roberts
Title: Chief Executive Officer

SPHERE DIGITAL, LLC

By	/s/ Philip Jenkins
Name:
Title: